EXHIBIT 4.3

THE TOLEDO EDISON COMPANY

TO

JPMORGAN CHASE BANK, N.A.

(formerly known as THE CHASE MANHATTAN BANK)

Trustee.

Fifty-sixth Supplemental Indenture
Dated as of April 23, 2009

(Supplemental to Indenture of Mortgage

and Deed of Trust dated as of April 1, 1947)

Fifty-sixth Supplemental Indenture, dated as of April 23, 2009, between The Toledo Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association (hereinafter called the “Trustee”), as Trustee.

RECITALS

Whereas the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the “Original Indenture”) to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2⅞% Series due 1977; and

Whereas the Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, as follows: First, September 1, 1948, Second, April 1, 1949, Third, December 1, 1950, and Fourth, March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

Whereas The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture (hereinafter defined), with like effect as if originally named as Trustee therein; and

Whereas the Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association) forty-one Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1,

1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, July 14, 1995, Forty-fifth, July 15, 1995, Forty-sixth, June 15, 1997, and Forty-seventh, August 1, 1997, supplementing the Original Indenture; and

Whereas The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

Whereas the Company has heretofore executed and delivered to The Chase Manhattan Bank four Supplemental Indentures dated, respectively, as follows: Forty-eighth, June 1, 1998, Forty-ninth, January 15, 2000, Fiftieth, May 1, 2000, and Fifty-first, September 1, 2000, supplementing the Original Indenture; and

Whereas The Chase Manhattan Bank changed its name to JPMorgan Chase Bank on November 10, 2001; and

Whereas the Company has heretofore executed and delivered to JPMorgan Chase Bank three Supplemental Indentures dated, respectively, as follows: Fifty-second, October 1, 2002, Fifty-third, April 1, 2003, and Fifty-fourth, September 1, 2004, supplementing the Original Indenture; and

Whereas JPMorgan Chase Bank was converted into a national banking association under the name JPMorgan Chase Bank, N.A., effective November 13, 2004; and by virtue of said conversion the continuity of the business of JPMorgan Chase Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that JPMorgan Chase Bank, N.A. was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said JPMorgan Chase Bank under the Indenture, with like effect as if originally named as Trustee therein; and

Whereas the Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A. one Supplemental Indenture, dated April 1, 2005, supplementing the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Fifty-sixth Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture” and this Fifty-sixth Supplemental Indenture is hereinafter called this “Supplemental Indenture”); and

Whereas the Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

Whereas the Company desires, pursuant to the provisions of clause (l) of Section 14.01 of Article 14 of the Original Indenture, to amend certain provisions of the Original Indenture; and

Whereas bonds of the 1977 Series or of any other series established prior to the execution of this Supplemental Indenture no longer remain outstanding; and

Whereas all conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.

Now, Therefore, This Supplemental Indenture Witnesseth: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued thereunder, as therein provided, as follows:

ARTICLE I

Modification of Original Indenture

Section 1.01. Section 1. The Original Indenture is hereby amended by substituting  “the applicable reciprocal factor” for all references to “one hundred sixty-six and two-thirds per centum (166⅔%)” and all separate references to “166⅔%” and by substituting “the applicable bonding ratio” for all references to “sixty per centum (60%)” in the following sections 1.05, 3.04, 3.06, 4.16, 8.03 and 8.11.

Section 1.02. The Company’s signature block to the General Form of Coupon Bond of the Original Indenture is hereby amended and restated in its entirety to read as follows: “In Witness Whereof, The Toledo Edison Company has caused this bond to be signed in its name by its President or a Vice-President and coupons bearing the facsimile signature of its Treasurer to be annexed hereto, all as of __________, ___.”

Section 1.03. The Company’s signature block to the General Form of Fully Registered Bond of the Original Indenture is hereby amended and restated in its entirety to read as follows: “In Witness Whereof, The Toledo Edison Company has caused this bond to be signed in its name by its President or a Vice-President.”

Section 1.04. The last sentence of Section 1.01 of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “Any term defined in Section 303 of the Trust Indenture Act of 1939 and not otherwise defined in this Indenture shall have the meaning, as of any time, assigned to such term in such Section 303 as in force at such time.”

Section 1.05. The second sentence of Section 1.02(a) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:  “The term “corporation” shall also include voluntary associations, joint stock companies, companies (including limited liability companies), business trusts, partnerships and other similar entities.”

Section 1.06. Section 1.02(f) of Article 1 of the Original Indenture is hereby amended by substituting “The Bank of New York Mellon Trust Company, N.A.” for “The Chase National Bank of the City of New York”.

Section 1.07. Section 1.02(i) of Article 1 of the Original Indenture is hereby amended by adding the following to the end of the last sentence thereof: “, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively”.

Section 1.08.  Section 1.02(n) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The term “Trust Indenture Act of 1939” shall mean, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in force at such time.”

Section 1.09. Section 1.03(b) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(b) The term “authorized newspaper”, when used in connection with the name of a particular city, shall mean a newspaper or financial journal (i) customarily published on each business day, whether or not such newspaper is published on Saturdays, Sundays and legal holidays, (ii) printed in the English language and (iii) of general circulation in the city in connection with which the term is used; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of similar import, as evidenced by a certificate of the Company delivered to the Trustee.

Whenever successive publications in an authorized newspaper are required by any provision of this Indenture, such successive publications may be made in the same or in different authorized newspapers.

In case by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible for the Company or the Trustee, as the case may be, to make publication of any notice required hereby in an authorized newspaper or authorized newspapers as herein provided, then such publication in lieu thereof as the Trustee, or the Company with the approval of the Trustee, shall make, shall constitute a sufficient publication of such notice.  Such publication shall, so far as may be, approximate the terms and conditions of the publication in lieu of which it is given.”

Section 1.10. Section 1.03(c) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The terms “Board”, “Board of Directors” and “Directors” shall each mean (a) the Board of Directors of the Company, (b) any duly authorized committee of that Board or (c) any officer of the Company duly authorized by that Board or any authorized committee thereof to take a specified action.  Reference, without more, to action by the Directors shall mean action by any of (x) the Directors of the Company as a Board of Directors, (y) any duly authorized committee of that Board or (z) by any officer of the Company duly authorized to take such action by that Board or by a duly authorized committee thereof.”

Section 1.11. Section 1.03(d) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The term “certified resolution” shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors at a meeting thereof duly convened and held and at which a quorum was present and acted thereon, and to be in full force and effect on the date of such certification.”

Section 1.12. The third paragraph of Section 1.03(e) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, need not certify to, or cover by an opinion,  all the matters required to be certified, or covered by an opinion, under the provisions of any Article, Section, subdivision or other portion hereof, and any such matter so required to be certified, or covered by an opinion, need not be certified, or covered by an opinion, in only one document but (i) any such person may certify or give an opinion as to any matters in one or several documents and (ii) different officers, engineers, counsel or other persons may certify or cover by an opinion, different matters, respectively.”

Section 1.13. Section 1.03(e) of Article 1 of the Original Indenture is hereby amended by adding the following paragraph after the fourth paragraph thereof:

“Whenever, subsequent to the receipt by the Trustee of any certified resolution, certificate of the Company, opinion or certificate of an engineer or accountant, net earnings certificate, opinion of counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution or delivery thereof, such substitute document or instrument shall be deemed to have been executed or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could have been taken only if the original document or instrument had contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the lien of this Indenture equally and ratably with all other outstanding bonds, except as aforesaid.”

Section 1.14. Section 1.03(f) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The term “opinion of counsel” shall mean a written opinion given by counsel selected by the Company, who may be counsel for the Company, approved by the Trustee in the exercise of reasonable care; and which shall, in so far as it relates to conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to authentication and delivery of bonds hereunder, to the release or release and substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or on the application of the Company, as the case may be, include in addition to the statements, if any, required by any other applicable provision of this Indenture, the statements required by paragraph (i) of this § 1.03 to be included in a certificate or opinion furnished to the Trustee.  Any opinion of counsel may (i) be based, in so far as it relates to factual matters with respect to which information is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or, in the exercise of reasonable care, should have known that the same were erroneous and (ii) contain such exceptions to opinions as are customarily expressed in opinions of counsel rendered in connection with similar transactions at the time such opinion of counsel is to be delivered and, in any event, may include exceptions based upon limitations imposed by (a) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium or other laws relating to or affecting mortgagees’ and other creditors’ rights and remedies generally, (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) laws affecting creation, attachment, perfection or priority of, or remedies for the enforcement of, security interests (subject, in the case of clause (c), to an opinion in customary form being expressed as to the instrument(s) creating such security interests in any event containing adequate provisions for the practical realization of the rights and benefits afforded thereby). Further, any opinion of counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of liens thereon, or the recording or filing of documents, or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search results, reports or certificates and other similar documents, (ii) certificates of, or representations by, officers, employees, agents or other representatives of the Company, (iii) prior opinions of counsel, including in-house counsel, for the Company or any of its subsidiaries, or (iv) any combination of the documents referred to in (i), (ii) and (iii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous.”

Section 1.15. Section 1.03(k) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The terms “responsible officer” and “responsible officers” of the Trustee as used in §9.02, §9.15 and §13.03 shall mean an officer of the Trustee having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.”

Section 1.16. The first sentence of Section 1.06(A) of Article 1 of the Original Indenture is hereby amended by substituting “eighteen (18) calendar months” for “fifteen (15) calendar months” in said section.

Section 1.17. Section 1.06(A)(2) of Article 1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(2)           The aggregate of the operating expenses of such business, including therein (a) administration expenses other than those charged to capital account or surplus, (b) taxes, other than income, profits and other taxes measured by or dependent on net income for the determination of liability in respect of which the amount payable by way of interest is a deductible item, (c) assessments, rentals, license charges and insurance, (d) expenses for current repairs and maintenance, and (e) provision for reserves for renewals, replacements, depreciation, depletion or retirement of property (which provision, together with the amount of (d) above shall aggregate not less than the Standard of Expenditure, as defined in §4.10, for such period but only if at the time of such computation §4.10 shall be operable in accordance with the express terms of any bonds then outstanding); but excluding therefrom any expenses or provisions for interest on any indebtedness or for any sinking or similar fund for the retirement of any indebtedness or provisions for the amortization of debt discount and expense or of any discount or premium on retirement of preferred stock;”

Section 1.18. Article 1 of the Original Indenture is hereby amended by adding the following to the end thereof:

“Section 1.09.  The term “applicable bonding ratio”, when used with respect to any certification of net property additions pursuant to §3.04 or calculation pursuant to §4.16(A), the penultimate paragraph of §4.16 or §8.03, shall mean (i) if such certification or calculation is being effected prior to the bonding ratio change date, sixty per centum (60%) or (ii) otherwise, seventy-five per centum (75%).  The term “applicable reciprocal factor”, when used with respect to any principal amount of bonds used in any calculation pursuant to §1.05, §4.16(A) or §8.11(1)(b) or any deduction with respect to prior lien bonds pursuant to §1.05, §3.06(3)(E) or §8.11(1)(a), shall mean (i) if such calculation or deduction is being effected prior to the bonding ratio change date, one hundred sixty-six and two-thirds per centum (166 2/3%) or (ii) otherwise, one hundred thirty-three and one-third per centum (133 1/3%).  The term “bonding ratio change date” shall mean April 23, 2009.

Section 1.10.  For avoidance of doubt, the terms “the date of this Indenture” and “the date of the execution of this Indenture” shall mean April 1, 1947.

Section 1.11.    The term “excluded bonds” means bonds of the following series in the following respective aggregate principal amounts:

Series	Aggregate Principal Amount
First Mortgage Bonds, 7 1/2% Series due 2002	$ 30,000,000.00
First Mortgage Bonds, 9 7/8%/Convertible Rate Series B due 2022	$ 10,100,000.00

First Mortgage Bonds, Convertible Rate Series A due 2023	$ 30,500,000.00
First Mortgage Bonds, Convertible Rate Series C due 2023	$ 31,600,000.00
First Mortgage Bonds, Convertible Rate Series D due 2023	$ 5,700,000.00
First Mortgage Bonds, Convertible Rate Series E due 2023	$ 18,800,000.00
First Mortgage Bonds, 8% Series A due 2019	$ 33,200,000.00
First Mortgage Bonds, 8% Series B due 2019	$ 34,100,000.00
First Mortgage Bonds, Collateral Series due 2026	$ 3,500,000.00
First Mortgage Bonds, Collateral Series due 2026	$ 7,000,000.00
First Mortgage Bonds, Collateral Series due 2026	$ 5,000,000.00
First Mortgage Bonds, Collateral Series due 2026	$ 5,000,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 15,000,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 100,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 16,500,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 17,000,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 15,000,000.00
First Mortgage Bonds, Collateral Series due 2027	$ 38,400,000
First Mortgage Bonds, Collateral Series due 2027	$ 5,000,000
First Mortgage Bonds, Collateral Series due 2027	$ 3,000,000
First Mortgage Bonds, Convertible Series due 2011	$ 31,250,000
First Mortgage Bonds, 6 7/8% Series F due 2023	$ 20,200,000
First Mortgage Bonds, 7 5/8% Series due 2020	$ 45,000,000
First Mortgage Bonds, Pledge Series A & B of 2000 due 2024	$ 67,300,000
First Mortgage Bonds, Pledge Series A of 2005 due 2035	$ 45,000,000

Section 1.12.  The term “place of payment”, when used with respect to the bonds of any series, means the place or places, specified as contemplated by §2.02, at which, subject to §4.04, principal of and premium, if any, and interest, if any, on the bonds of such series are payable upon presentation.

Section 1.13.  The term “business day” when used with respect to a place of payment or any other particular location specified in any bonds or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by §2.02.

Section 1.14.  (a)  The term “global bond” means a bond that evidences all or part of the bonds of any series and bears the legend required by §2.13 (or such legend as may be specified as contemplated by §2.02 for such bonds) and has been issued to the depository or its nominee and registered in the name of such depository or nominee.

(b)           The term “depository” means, with respect to any bonds of any series issuable or issued in whole or in part in the form of one or more global bonds, the clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation specified for that purpose with respect to such bonds as contemplated by §2.02.

(c)           The term “applicable procedures” of a depository means, with respect to any matter at any time, the policies and procedures of such depository, if any, that are applicable to such matter at such time.

(d)           The term “generally accepted accounting principles” means, at any time, (i) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States or (ii) if at such time the Company is required to prepare its financial statements for reports filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934 pursuant to standards other than those specified in clause (i) (which may include International Financial Reporting Standards), such other standards, in each case which are in effect at such time.

Section 1.15.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all terms used herein (and which are not specifically defined herein) which are defined in the Trust Indenture Act of 1939 or by rule of the Securities and Exchange Commission (or successor authority) under the Trust Indenture Act of 1939, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all terms used herein (and which are not specifically defined herein) which are defined in the Uniform Commercial Code (as in effect in the relevant jurisdiction) have the meanings assigned to them therein;

(d)           the word “or” is not exclusive;

(e)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

(f)           all references in this instrument to designated Articles, sections and other subdivisions are to the designated Articles, sections and other subdivisions of this Indenture.”

Section 1.19. Section 2.02(3) of Article 2 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(3)       the date or dates of issue, date or dates of maturity, place or places of payment, rate of interest (or the manner of calculating such rate of interest) and interest payment dates of the bonds of each series issued hereunder from time to time and the terms and conditions, if any, of the purchase and/or redemption and/or convertibility thereof and/or of provisions in regard to the establishment and application of any sinking, amortization, improvement or other fund for the benefit of the holders of the bonds of such series or of one or more other series and/or such other terms and provisions of the bonds of such series as shall be not inconsistent with this Indenture, in each case shall be as fixed and determined in said resolution and provided in the bonds when issued.”

Section 1.20. The first sentence of Section 2.09 of Article 2 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents and its corporate seal may (but shall not be required to) be thereunto affixed or a facsimile thereof reproduced thereon and attested by its Secretary or one of its Assistant Secretaries.”

Section 1.21. Article 2 of the Original Indenture is hereby amended by adding the following to the end thereof:

“Section 2.13.  Unless otherwise specified as contemplated by §2.02 for the bonds evidenced thereby, every global bond authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A BOND REGISTERED, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless otherwise specified as contemplated by §2.02 for the bonds of any series, the provisions of Clauses (1), (2), (3), (4), (5) and (6) below shall apply only to global bonds:

                      (1)           Each global bond authenticated under this Indenture shall be registered in the name of the depository designated for such global bond or a nominee thereof and delivered to such depository or a nominee thereof or custodian therefor, and each such global bond shall constitute a single bond for all purposes of this Indenture.

(2)           Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by §2.02, no global bond may be exchanged in whole or in part for bonds registered, and no transfer of a global bond in whole or in part may be registered, in the name of any person other than the depository for such global bond or a nominee thereof unless (A) such depository has notified the Company that it (i) is unwilling or unable to continue as depository for such global bond or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 or (B) subject to the procedures of the depository, the Company has executed and delivered to the Trustee a written order of the Company stating that such global bond shall be exchanged in whole for bonds that are not global bonds (in which case such exchange shall be effected by the Trustee promptly after (i) the Company has provided to the Trustee duly executed definitive bonds for such purpose and (ii) the depository has provided to the Trustee appropriate registration instructions, and the Trustee shall not be liable for any delay in the issuance of definitive bonds resulting from any delay in the provision to it of such definitive bonds or instructions as aforesaid). If the Company receives a notice of the kind specified in

Clause (A) above, the Company may, in its sole discretion, designate a successor depository for such global bond within sixty (60) days after receiving such notice. If the Company designates a successor depository as aforesaid, such global bond shall promptly be exchanged in whole for one or more other global bonds registered in the name of the successor depository or its nominee, whereupon such designated successor shall be the depository for such successor global bond or global bonds and the provisions of Clauses (1), (2), (3), (4), (5) and (6) of this §2.13 shall continue to apply thereto.

(3)           Subject to Clause (2) above, any exchange of a global bond for other bonds may be made in whole or in part, and all bonds issued in exchange for a global bond or any portion thereof shall be registered in such names as the depository for such global bond shall direct.

(4)           Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a global bond or any portion thereof, whether pursuant to this section, §2.05, §2.10, or §2.11 or otherwise, shall be authenticated and delivered in the form of, and shall be, a global bond, unless such bond is registered in the name of a person other than the depository for such global bond or a nominee thereof.

(5)           Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global bond, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(6)           Members of, or participants in, the depository (“participants”) shall have no rights under this Indenture with respect to any global bond held on their behalf by the depository, or the Trustee as its custodian, or under such global bond, and the depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global bond for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the depository or impair, as between the depository and participants, the operation of customary practices governing the exercise of the rights of a holder of any bond.”

Section 1.22. Section 3.06(7)(d) of Article 3 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “that (i) (except as to paving, grading and other improvements to, under or upon highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, or the filing or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion will be, a lien on all the property additions certified pursuant to Clause (B) of subdivision (3) above which are still owned and have not been retired by the Company, and are to be made the basis of the authentication and delivery of the bonds to be applied for; and (ii) such property additions are, to the knowledge of such counsel, subject to no mortgage or other consensual lien thereon prior to the lien of this Indenture, except (1) prior liens or prepaid liens (if any) described in the accompanying engineer’s certificate, or which, if in existence, would not materially impair the use of such property additions as an entirety in the operation of the business of the Company and (2) permitted encumbrances;”

Section 1.23. The first clause of Section 3.07 of Article 3 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “The Trustee shall from time to time upon the written request of the Company authenticate and deliver bonds hereunder of an aggregate principal amount equal to the aggregate principal amount of any bonds (except for excluded bonds or as otherwise provided in this Section) theretofore authenticated and delivered under this Indenture that shall have been paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation, or for the payment, retirement or redemption of which moneys in the necessary amount shall have been deposited with, or shall then be held by, the Trustee (with irrevocable direction and authorization satisfactory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable authorization to the Trustee to give such notice of redemption), but only after the Trustee shall have received:”

Section 1.24. Section 3.07(2) of Article 3 of the Original Indenture is hereby amended and restated by adding the following language “, that none of such bonds constitute excluded bonds,” after the reference to “or the taking of a credit under subdivision (3) of §4.10”.

Section 1.25. The first paragraph of Section 4.04 of Article 4 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“That it will keep a financial office or agency in each place of payment for bonds of any series, where notices, presentations and demands to or upon the Company in respect of the bonds of such series or their coupons or this Indenture may be given or made, and will keep at said office or agency, books for the registration and transfer of bonds of such series issued hereunder, which books, at all reasonable times, shall be open for inspection by the Trustee, and will also keep an office or agency in each place of payment for bonds of any series, for the payment of the principal of and interest on the bonds of such series issued hereunder and an office or agency in the City of Toledo, Ohio, for the payment of interest on coupon bonds of the 1977 Series upon presentation of the respective coupons therefor.  The Company will from time to time give the Trustee written notice of the location of each such office or agency, and in case the

Company shall fail to maintain any such office or agency or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of the bonds or coupons or this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its office in the Borough of Manhattan, The City of New York, the City of Cleveland, State of Ohio, or the City of Akron, State of Ohio, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in such event, and the principal of and interest on the bonds shall in such event be payable at said office of the Trustee.”

Section 1.26. Section 4.04 of Article 4 of the Original Indenture is hereby amended by adding the following paragraph to the end thereof:

“With respect to any global bond, and except as otherwise may be specified for such global bond as contemplated by §2.02, the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, the City of Cleveland, State of Ohio, or the City of Akron, State of Ohio shall be the place of payment where such global bond may be presented or surrendered for payment or for registration of transfer or exchange, or where successor bonds may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the applicable procedures of the depository for such global bond shall be deemed to have been effected at the place of payment for such global bond in accordance with the provisions of this Indenture.”

Section 1.27. The first paragraph of Section 4.07 of Article 4 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“That, subject to the provisions of Article 12 hereof and of this Section, it will at all times maintain its existence as a corporation (as defined in §1.02(a)) and right to carry on business and that its business will be continuously carried on and conducted in an efficient manner; that it will in good faith use its best efforts to preserve, maintain and renew all the rights, privileges and franchises pertaining to the electric business to it granted and upon it conferred and it will at all times maintain, preserve and keep, or cause to be maintained, preserved, and kept, the mortgaged property with the appurtenances thereto and every part and parcel thereof, in thorough repair, working order and condition, and from time to time make all needful and proper repairs and renewals, so that the properties mortgaged or intended to be mortgaged hereunder shall at all times be maintained as an operating system or systems in good repair, working order and condition, and so that at all times the value of the security for the bonds issued hereunder and the efficiency of the mortgaged plants and properties shall be fully preserved and maintained.”

Section 1.28. Section 4.08 of Article 4 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“That, whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Company will appoint a Trustee in the manner provided in §13.18, so that there shall at all times be a Trustee hereunder which shall at all times be a bank or trust company having its principal office and place of business in the United States, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation (as defined in §1.02(a)) organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a combined capital and surplus of at least $5,000,000, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.”

Section 1.29. Section 4.16(B) of Article 4 of the Original Indenture is hereby amended by substituting “eighteen (18) calendar months” for “fifteen (15) calendar months” in said section.

Section 1.30. Section 5.03 of Article 5 of the Original Indenture is hereby amended to add the following paragraph after the first paragraph thereof: “With respect to any notice of redemption of bonds at the election of the Company, such notice may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such bonds.  In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.”

Section 1.31. The third paragraph of Section 5.03 of Article 5 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “In case the Company shall have elected to redeem the outstanding bonds of any series in whole or in part, it shall, in each such instance, at least ten (10) days before the date upon which the first publication or the mailing of notice of redemption is required to be made, notify the Trustee in writing of such election and of the aggregate principal amount of bonds of such series to be redeemed. In the case of any redemption of outstanding bonds of any series (a) prior to the expiration of any restriction on such redemption provided in the terms of such bonds or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such bonds or elsewhere in this Indenture, the Company shall furnish the Trustee with a certificate of the Company evidencing compliance with such restriction or condition.”

Section 1.32. The first sentence of the second to last paragraph of Section 5.03 of Article 5 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “Notice having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the bonds (or the specified portion of fully registered bonds) so to be redeemed shall on the date designated in such notice become due and payable at the redemption price so specified (including interest accrued to the date fixed for redemption); and from and after the date so designated for redemption (unless the Company shall make default in the deposit with the Trustee of moneys sufficient to redeem such bonds or unless such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on such bonds and such money shall not have been so received by the Trustee) interest on the bonds so designated for redemption (or in the case of partial redemption of a fully registered bond, on the portion thereof to be redeemed) shall cease to accrue, and the coupons for interest maturing subsequent to such date shall be void, and upon surrender at the principal office of the Trustee, in accordance with said notice, of any bond specified therein, together with all coupons thereto appertaining maturing after the date fixed for redemption, such bond (or the portion thereof to be redeemed) shall be paid by the Company at the redemption price aforesaid, including accrued interest to the date fixed for redemption.”

Section 1.33. The last paragraph of Section 5.03 of Article 5 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “Subject to any condition specified in the terms of such bonds or elsewhere in this Indenture, the Company shall deposit in trust with the Trustee, prior to the date designated for redemption, an amount of money sufficient to pay the redemption price of all the bonds which the Company has elected to redeem on such date, including accrued interest, and premium, if any.”

Section 1.34. Section 5.04(2) of Article 5 of the Original Indenture is hereby amended by deleting the reference to “under its corporate seal”.

Section 1.35. Section 6.02(a) of Article 6 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds outstanding under this Indenture (1) contained in the most recent list furnished to it as provided in §6.01, (2) received by it in the capacity of paying agent hereunder, if and when acting in such capacity, and (3) filed with it within two preceding years for the purposes of this sentence.  The Trustee may (1) destroy any list furnished to it as provided in §6.01 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent for any series of bonds upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds of such series, a list containing the names and addresses of the holders of bonds of such series obtained from such information since the delivery of the next previous list, if any, with respect to such series; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as such paying agent upon the receipt of a new list so delivered with respect to the same series; and (4) destroy any information received by it pursuant to clause (3) of the preceding sentence, but not until two years after such information has been filed with it.”

Section 1.36. Section 6.03 of Article 6 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Annually, not later than sixty (60) days after November 15 in each year commencing with the first November 15 following the first issuance of bonds, if required by Section 313(a) of the Trust Indenture Act of 1939, or any successor section of such act, the Trustee shall transmit to the bondholders and the Securities and Exchange Commission a report with respect to any events described in Section 313(a) of the Trust Indenture Act of 1939, or any successor section of such Act, in such manner and to the extent required by the Trust Indenture Act of 1939.  From time to time:

(i)  the Trustee shall transmit to the bondholders and the Securities and Exchange Commission;

(ii)  the Company shall file with the Trustee (within 15 days after the filing with the Securities and Exchange Commission in the case of reports which pursuant to the Trust Indenture Act of 1939 must be filed with the Securities and Exchange Commission and furnished to the Trustee); and

(iii)  the Company shall file with the Securities and Exchange Commission and transmit to the bondholders in each case, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act of 1939.

 A copy of each report required to be transmitted to the bondholders pursuant to Section 313 of the Trust Indenture Act of 1939 shall, at the time of such transmission to the bondholders, be furnished to the Company and be filed by the Trustee with each stock exchange, if any, upon which the bonds of any series are listed and also with the Securities and Exchange Commission.  The Company agrees to notify the Trustee when and as the bonds of such series become admitted to trading on any national securities exchange.  Delivery by the Company of such reports, information and documents to the Trustee is for information purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates of the Company).”

Section 1.37. Section 6.04 of Article 6 of the Original Indenture is hereby deleted in its entirety.

Section 1.38. Section 8.03(E) of Article 8 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(E)           Any and all obligations and cash in an amount equal to the money stated in said engineer’s certificate to be consideration for the property so to be released; provided, however, that if the property to be released shall be subject to any prior lien, the cash or obligations otherwise deliverable to the Trustee in accordance with the provisions of this Section in respect of the release of such property shall, to the extent required by reason of the existence of such prior lien, as shall be stated in the opinion of counsel referred to in sub-paragraph (G) below, be paid or delivered to the trustee or other holder of such prior lien, and, in such event, there shall be delivered to the Trustee hereunder, in lieu of such cash or obligations, a certificate or receipt of such trustee or other holder that such cash or obligations have been paid or delivered to it or them, together with an instrument, in form satisfactory to the Trustee, assigning such cash or obligations to the Trustee subject to such prior lien; provided further that, in lieu of delivery to the Trustee of all or any portion of the cash required to be delivered to the Trustee pursuant to this §8.03(E) and which is not subject to the preceding proviso, the Company may, at its election treat such amount as a deemed withdrawal of trust moneys in a like amount in accordance with the second paragraph of §8.11 in satisfaction of such obligation;”

Section 1.39. The paragraph immediately following Section 8.11(4) of Article 8 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“At the written election of the Company delivered to the Trustee, any amount of moneys that could be withdrawn by the Company pursuant to subdivision (1) or (2) of this Section may, in lieu of the actual delivery thereof to the Company, be deemed withdrawn, in satisfaction of the Company’s obligation to deliver cash in a like amount pursuant to clause (E) of §8.03.  Any reference to “withdrawal of trust moneys” or “withdrawal of cash” in the second, third and fourth succeeding paragraphs of this Section or in §3.07(2) or elsewhere in this Indenture shall be deemed to include any deemed withdrawal effected pursuant to the preceding sentence.

Trust moneys shall from time to time be paid to the Company (or, pursuant to an election by the Company pursuant to the preceding paragraph, deemed withdrawn in satisfaction of the Company’s obligation to deliver funds pursuant to §8.03(E) in a like amount (without any actual deliveries of funds to or by the Trustee)) or used or applied by the Trustee as aforesaid upon receipt by the Trustee of the written request of the Company, a certificate of the Company and an opinion of counsel as to compliance with conditions precedent.”

Section 1.40. Section 9.01(e) of Article 9 of the Original Indenture is hereby amended by substituting “thirty-three per centum (33%)” for “ten per centum (10%)” in said section.

Section 1.41. The last two paragraphs of Section 9.01 of Article 9 of the Original Indenture are hereby amended by substituting “thirty-three per centum (33%)” for “twenty-five per centum (25%)” in said sections.

Section 1.42. Section 9.02 of Article 9 of the Original Indenture is hereby amended by substituting “§17.03(c)” for “subsection (c) of §6.04”.

Section 1.43. Section 9.20 of Article 9 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Anything elsewhere in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of the bonds then outstanding (including, if more than one series of bonds be at the time outstanding, a majority in aggregate principal amount of the bonds of each such series) may, by written instrument or instruments, signed by such bondholders and delivered to the Trustee and to the Company, waive any past default hereunder and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the bonds as and when the same shall become due by the terms of such bonds and upon such waiver such default shall be deemed not to exist for any purpose of this Indenture.”

Section 1.44. Section 10.01 of Article 10 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(a) Any request, notice, declaration, demand, authorization, direction, consent, election, waiver or other action, which this Indenture may require or permit to be made, given or taken by bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such bondholders in person or by attorney or agent appointed in writing or, alternatively, may be embodied in and evidenced by the record of bondholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of bondholders duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” or “action” of the bondholders signing such instrument or instruments and so voting at any such meeting.  Proof of the execution of any such instrument, or of a writing appointing any such attorney or agent, or of the holding by any person of the bonds or coupons appertaining thereto, may be accepted by the Company or by the Trustee, as sufficient for any purpose of this Indenture and (subject to §13.03) conclusive in favor of the Trustee and the Company, if made in the manner specified in this §10.01 or in any other manner satisfactory to the Trustee and the Company.

(b)        The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the jurisdiction wherein he purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or may be proved in any other manner which the Trustee and the Company deem sufficient.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)        The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof and the date of his holding the same, may be proven by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, the bonds described in such certificate, and such holding may be deemed by the Trustee and the Company to continue until written notice to the contrary is served upon the Trustee.  The Company and the Trustee may nevertheless in their separate discretion require further proof in cases where they deem further proof desirable.  The ownership of registered bonds (whether fully registered, or registered as to principal only) shall be proved by the registry books.

(d)        The record of any meeting of bondholders shall be proved in the manner provided in §15.08.

(e)        Without limiting the generality of this section, unless otherwise provided in or pursuant to this Indenture, (i) a bondholder, including a depository or its nominee that is a holder of a global bond, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, election, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by bondholders, and a depository or its nominee that is a holder of a global bond may duly appoint in writing as its agent or agents members of, or participants in, such depository holding interests in such global bond in the records of such depository; and (ii) with respect to any global bond the depository for which is The Depository Trust Company (“DTC”), any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other applicable procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “act” of the holder of such global bond (or the applicable portion thereof), and such act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the applicable procedures of DTC.

Any request, notice, consent, vote, demand, authorization, direction, election, waiver or other act of the holder of any bond shall bind all future holders of the same bond or any bond or bonds issued upon the registration of transfer thereof, or in exchange therefor, or in lieu thereof, in respect of anything done, omitted or suffered by the Company or by the Trustee in pursuance thereof or in reliance thereon, whether or not notation of such action is made upon such bond.

Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of the bondholder may be revoked with respect to any or all of such bonds by written notice by such bondholder or any subsequent bondholder, proven in the manner in which such instrument was proven.

Bonds of any series authenticated and delivered after any act of bondholders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such act of bondholders.  If the Company shall so determine, new bonds of any series so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding bonds of such series.

The Company may set any day as a record date for the purpose of determining the bondholders of outstanding bonds of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, election, waiver or other action provided or permitted by this Indenture to be given, made or taken by bondholders of bonds of such series; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving, making or taking of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the bondholders of outstanding bonds of the relevant series on such record date, and no other bondholders, shall be entitled to give, make or take the relevant action, whether or not such bondholders remain bondholders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable expiration date by bondholders of the requisite aggregate principal amount of outstanding bonds of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by bondholders of the requisite aggregate principal amount of outstanding bonds of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by bondholders and the applicable expiration date to be given to the Trustee in writing and to each bondholder of bonds of the relevant series in the manner set forth in §17.03.

The Trustee may set any day as a record date for the purpose of determining the bondholders of outstanding bonds of any series entitled to join in the giving, making or taking of (i) any notice of a default as defined in §9.01, (ii)  any notice of declaration of acceleration referred to in §9.01, if a default as defined in §9.01 has occurred and is continuing and the Trustee shall not have given such notice of declaration of acceleration to the Company, (iii) any annulment, waiver or rescission referred to in §9.01 (iv) any request to institute proceedings referred to in §9.16(2) or (v) any direction referred to in §9.15, in each case with respect to bonds of such series. If any record date is set pursuant to this paragraph, the bondholders of outstanding bonds of such series on such record date, and no other bondholders, shall be entitled to give, make or take such notice, declaration, request or direction, whether or not such bondholders remain bondholders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable expiration date by bondholders of such series of the requisite aggregate principal amount of outstanding bonds on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by bondholders of the requisite aggregate principal amount of outstanding bonds of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by bondholders and the applicable expiration date to be given to the Company in writing and to each bondholder of bonds of the relevant series in the manner set forth in §17.03.

With respect to any record date set pursuant to this section, the party hereto which sets such record date may designate any day as the “expiration date” and from time to time may change the expiration date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new expiration date is given to the other party hereto in writing, and to each bondholder of bonds of the relevant series in the manner set forth in §17.03, on or prior to the existing expiration date. If an expiration date is not designated with respect to any record date set pursuant to this section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date to an earlier day as provided in this paragraph.  Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a bondholder entitled hereunder to give, make or take any action hereunder with regard to any particular bond may do so, or duly appoint in writing any person or persons as its agent or agents to do so, with regard to all or any part of the principal amount of such bond.”

Section 1.45. Section 12.05 of Article 12 of the Original Indenture is hereby amended by deleting “under its corporate seal attested by its Secretary or an Assistant Secretary.”

Section 1.46. Section 13.06 of Article 13 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“To the extent permitted by §13.02 and §13.03:

(1)           The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           The Trustee may consult with counsel, who may be of counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel;

(3)           The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or power conferred upon it by this Indenture;

(4)           In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(5)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

Section 1.47. Section 13.14(b) of Article 13 of the Original Indenture is hereby amended by substituting “§17.03(c)” for “subsection (c) of §6.04 with respect to reports pursuant to subsection (a) of §6.04”.

Section 1.48. Section 13.14(d)(1) of Article 13 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures; and further provided that there shall also be excluded from the operation of this paragraph the indenture between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), Trustee, dated as of November 1, 2006, as amended by a supplemental indenture between the Company and The Bank of New York Mellon Trust

Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), Trustee, dated as of April 24, 2009;”

Section 1.49. Section 13.15(b)(2) of Article 13 of the Original Indenture is hereby amended by substituting “§17.03(c)” for “subsections (a), (b) and (c) of §6.04”.

Section 1.50. The last paragraph of Section 13.15 of Article 13 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“As used in this §13.15, the term “security” shall have the meaning assigned to such terms in the Securities Act of 1933, as amended and in force on any date of determination; the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; the term “Trustee” shall include the Trustee and any separate trustee or co-trustee appointed pursuant to §13.19 hereof; and the term “the Company” shall include any obligor upon the bonds.”

Section 1.51. The second paragraph of Section 13.17 of Article 13 of the Original Indenture is hereby amended by deleting “with its corporate seal attested by a Secretary or an Assistant Secretary of the Company.”

Section 1.52. Section 13.19(4) of Article 13 of the Original Indenture is hereby amended by substituting “§6.03” for “§6.04”.

Section 1.53. The first sentence of Section 13.21 of Article 13 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the corporate trust business and assets of the Trustee may be transferred, shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding, provided such corporation shall be eligible under the provisions of §4.08 and §13.01, and that, if such corporation shall not be qualified under the provisions of

§13.14, such corporation shall, within ninety (90) days after becoming such successor trustee, either become qualified under the provisions of said §13.14 or resign in the manner and with the effect provided in said §13.14.”

Section 1.54. Section 13.22 of Article 13 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“The duties, liabilities, rights, privileges and immunities of the Trustee in relation to the holders of the bonds and under this Indenture shall be governed exclusively by the laws of the State of New York.”

Section 1.55. Section 14.01(l) of Article 14 of the Original Indenture is hereby amended by replacing the period at the end of the section with a semicolon.

Section 1.56. Section 14.01 of Article 14 of the Original Indenture is hereby amended by adding the following to the end thereof:

“(m)         To evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(n)           To provide, for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series of, the bonds.”

Section 1.57. The first sentence of Section 14.03 of Article 14 of the Original Indenture is hereby amended by adding the following to the end thereof: “In each and every case provided for in this Article, the Trustee shall be entitled to exercise its discretion in determining whether or not any proposed supplemental indenture, or any term or provision therein contained, is proper or desirable, having in view the purposes of such instrument, the needs of the Company, and the rights and interests of the bondholders and the Trustee, and the Trustee shall be under no responsibility or liability to the Company or to any bondholder or to anyone whomsoever, for any act or thing which it may do or decline to do in good faith and without negligence, subject to the provisions of this Article, in the exercise of such discretion.”

Section 1.58. Article 14 of the Original Indenture is hereby amended by adding the following to the end thereof:

“Section 14.05.  It shall not be necessary for any act or action of bondholders taken by bondholders pursuant to Article 15 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or action shall approve the substance thereof.  A consent to any supplemental indenture by or on behalf of any holder of the bonds given in connection with a purchase of, or tender or exchange offer for, such holder’s bonds will not be rendered invalid by such purchase, tender or exchange.”

Section 1.59. The third sentence of Section 15.01 of Article 15 of the Original Indenture is hereby amended and restated in its entirety to read as follows: “Every such meeting shall be held in the Borough of Manhattan, The City of New York, the City of Cleveland, State of Ohio, or the City of Akron, State of Ohio.”

Section 1.60. Section 15.04 of Article 15 of the Original Indenture is hereby amended by substituting “a majority” for “at least seventy-five per centum (75%)” in said section.

Section 1.61. Section 15.06 of Article 15 of the Original Indenture is hereby amended by substituting “a majority” for all references to “at least seventy-five per centum (75%)” in said section.

Section 1.62. Section 15.10 of Article 15 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Any action which can be taken pursuant to a bondholders’ meeting as in this Article 15 provided may also be taken without such meeting, provided that the written consent of the holders (or the persons entitled to vote the same) of the percentages of bonds specified in this Article 15 to such action is given (which consents may include consents obtained in connection with a purchase of, or an exchange offer or tender offer for, bonds) and that the approval of the Board of Directors of the Company, and, if required by this Article 15, the written consent of the Trustee, is given as provided by this Article 15.”

Section 1.63. Section 16.02 of Article 16 of the Original Indenture is hereby amended by substituting “two (2) years” for “six years” in said section.

Section 1.64. Section 17.03 of Article 17 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(a)           Any request, demand, authorization, direction, notice, consent, election, waiver or act of Holders or other document provided or permitted by this Indenture to be made, given or furnished to, or filed with, the Trustee by any bondholder or by the Company, or the Company by the Trustee or by any bondholder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by telecopy or other direct written electronic means acceptable to the Trustee, or transmitted by registered or certified mail or reputable overnight courier, charges prepaid to the applicable address set under such party’s name below or to such other address as either party hereto may, from time to time designate:

If to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113
Attention: Global Corporate Trust

If to the Company, to:

The Toledo Edison Company
76 S. Main Street
Akron, OH 44308
Attention: Treasurer

(b)           Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by telecopy or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.  For purposes hereof, “electronic means” includes a writing or other communication delivered by e-mail transmission addressed to the relevant party at the e-mail address as such party may designate in writing from time to time and further includes, but is not limited to, documents and writings attached to emails in Portable Document Format (a/k/a .pdf).

(c)           Except as otherwise expressly provided herein, where this Indenture provides for notice to bondholders of any event, such notice shall be sufficiently given, and shall be deemed given, to holders of registered bonds if in writing and mailed, first-class postage prepaid, to each holder affected by such event, at the address of such holder as it appears in the registry books, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to bondholders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other bondholders.

Where this Indenture provides for notice of any event to a holder of a global bond, such notice shall be sufficiently given if given to the depository for such bond (or its designee), pursuant to its applicable procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

(d)           Any notice required by this Indenture may be waived in writing by the person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice.  Waivers of notice by bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.”

Section 1.65. Section 17.05 of Article 17 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with any duties under any required provision of the Trust Indenture Act of 1939 imposed hereon by §318(c) thereof, or any successor section of such Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1934 that may be so modified or excluded, the provision of the Trust Indenture Act of 1939 shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.”

Section 1.66. Article 17 of the Original Indenture is hereby amended by adding the following to the end thereof:

“Section 17.07.  In any case where any interest payment date, redemption date or stated maturity of any bond shall not be a business day at any place of payment, then (notwithstanding any other provision of this Indenture or of the bonds other than a provision in bonds of any series or in the indenture supplemental hereto which establishes the terms of such bonds, which specifically states that such provision shall apply in lieu of this section), payment of interest or principal and premium, if any, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the stated maturity, and, if such payment is made or duly provided for on such business day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or stated maturity, as the case may be, to such business day.

Section 17.08.  This Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or of any other person. Any such indenture, loan or other agreement may not be used to interpret this Indenture.

Section 17.09       Any request, demand, authorization, direction, notice, consent, waiver or act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 17.10.

(a)           The parties hereto intend for this Indenture to create a lien on the mortgaged property in favor of the Trustee.  The parties hereto acknowledge that some of the mortgaged property may be determined under applicable law to be personal property or fixtures.  To the extent that any mortgaged property may be or be determined to be personal property or fixtures, the Company, as debtor, hereby grants the Trustee, as secured party, a security interest in all such mortgaged property, to secure payment and performance of the bonds.  This Indenture constitutes a security agreement under the Uniform Commercial Code as in effect in each jurisdiction in which the mortgaged property is located, as amended or recodified from time to time, covering all such mortgaged property.

(b)           This Indenture constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code (as in effect in the relevant jurisdiction) consisting of “goods” (as defined in such Uniform Commercial Code) which now are or later may become fixtures relating to the real property described in this Indenture.  For this purpose, the address of the Company, as debtor, is 76 S. Main Street, Akron, Ohio and the address of the Trustee, as secured party, is 1660 West 2nd Street, Suite 830

Cleveland, Ohio 44113; the Company is the record owner of the real property (except as otherwise set forth in the Indenture); and the Company’s organizational identification number is 34-4375005.

Section 17.11  Subject to the provisions of §13.22, this Indenture and the bonds shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable and (b) to the extent that perfection and the effect of perfection of the Lien of this Indenture may be governed by the laws of states other than the State of Ohio as provided by law.

Section 17.12  Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the bonds or the transactions contemplated hereby.”

Section 1.67. The Bank of New York Mellon Trust Company, N.A., being the transferee of substantially all the corporate trust business and assets of JPMorgan Chase Bank, N.A., is hereby deemed to be the successor to JPMorgan Chase Bank, N.A., as Trustee under the Indenture, effective as of the date of execution and delivery of this Supplemental Indenture and all references in the General Form of Coupon Bond and the General Form of Fully Registered Bond to “The Chase National Bank of the City of New York” are hereby substituted with “The Bank of New York Mellon Trust Company, N.A.”.

ARTICLE II

Miscellaneous Provisions

Section 1.  The Original Indenture, as heretofore amended and supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument.  Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.  All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture.  All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

Section 2.  This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 3.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

In Witness Whereof, The Toledo Edison Company has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President and JPMorgan Chase Bank, N.A., as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, all as of the day and year first above written.

THE TOLEDO EDISON COMPANY

By:	/s/ James F. Pearson_____________________
James F. Pearson, Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:	/s/ Thomas J. Foley____________________
Thomas J. Foley, Vice President

State of Ohio                       )
                                              )ss.:
County of Summit             )

On this ___ day of April, 2009, before me personally appeared James F. Pearson to me personally known, who being by me severally duly sworn, did say that he is a Vice President and Treasurer of The Toledo Edison Company and that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said officer acknowledged said instrument to be the free act and deed of said corporation.

____________________________, Notary Public
    Commission Expires_____________________

State of New York        )
                                              )ss.:
County of New York     )

On this ___ day of April, 2009, before me personally appeared Thomas J. Foley to me personally known, who being by me severally duly sworn, did say that he is a Vice President of JPMorgan Chase Bank, N.A. and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officer severally acknowledged said instrument to be the free act and deed of said corporation.

Francis J. Grippo
Notary Public, State of New York
Reg. No. 4522535
Qualified in Orange County
Commission Expires 9/30/2010

This instrument was prepared by:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036